Exhibit 10.6
NationsHealth, Inc.
2005 Long-Term Incentive Plan
Restricted Stock Agreement
     NATIONSHEALTH, INC., a Delaware corporation (the “Company”), hereby grants to the Participant named below shares of its common stock (the “Shares”), which are restricted. The terms and conditions of this award of Restricted Stock are set forth in this Restricted Stock Agreement (the “Agreement”), and in the NationsHealth, Inc. 2005 Long-Term Incentive Plan (the “Plan”).

Date of Award	____________ , 20 ______

Participant’s Name	________________________________________________ SSN ____________

Number of Shares	_______________ Shares

Restrictions	Until the Period of Restriction ends, the Shares awarded under this Agreement shall be subject to the following restrictions

• The Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

• _________________________________________________________________________________
_________________________________________________________________________________
_________________________________________________________________________________.

Lifting of Restrictions (Check applicable box(es))	The Period of Restriction with respect to _________ Shares shall end upon achievement of the Performance Objectives listed below.

The Period of Restriction with respect to _________ Shares shall follow the Vesting Schedule below.

Performance Objectives (Subject to Section 4.3 of the Plan	_________________________________________________________________________________

_________________________________________________________________________________

_________________________________________________________________________________

_________________________________________________________________________________.

		Percent		Percent
	Date	Vested*	Date	Vested*
Vesting Schedule
(The Period of Restriction shall be deemed to have ended with respect to Shares that have vested.)	__________________ __________________ __________________	__________________% __________________% __________________%	__________________ __________________ __________________	__________________% __________________% __________________%
* “Percent Vested” refers to the percentage of Shares with respect to which the restrictions have ended.

Cash Dividends	Any dividends or distributions that are paid in cash with respect to the Shares shall:

be subject to the same restrictions as the Shares, and shall be subject to forfeiture until the restrictions with respect to the Shares have ended.

be unrestricted and paid as soon as practicable after the dividend or distribution date.

     My signature at the end of this Agreement indicates that I understand and agree to the terms and conditions set forth in this Agreement and the Plan. Initials: _________ Date:__________________

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Restricted Stock Agreement
Restricted Stock Agreement
     This Agreement evidences an award of Restricted Stock under the NationsHealth, Inc. 2005 Long-Term Incentive Plan. The name of the recipient, the number of Shares of Restricted Stock, and other variable terms are set forth in the cover page, which is part of this Agreement. The words “you,” “your,” and similar terms refer to the Participant to whom this Restricted Stock is awarded.
The Restricted Stock is subject to the following terms and conditions:

Definitions and the Plan	All capitalized terms that are not otherwise defined in this Agreement have the meanings set forth in the Plan, the text of which is incorporated into this Agreement by reference. In case of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Number of Shares	Pursuant to this Agreement, you will become the owner of record of the number of Shares set forth in the cover page. The number of Shares may be adjusted to reflect a stock split or other corporate transaction or event, in the sole discretion of the Committee.
All Shares issued under this Agreement shall be held by the Company in escrow until the Period of Restriction ends and the restrictions set forth in the cover page are lifted.

Rights of the Participant as Shareholder	As the owner of record of the Shares, you have all rights of a shareholder of the Company, including without limitation the right to vote, the right to receive dividends payable either in Shares or cash, and the right to receive Shares in any recapitalization of the Company; but your rights are subject to the restrictions set forth in the cover page.

• If you receive any additional Shares by reason of being the holder of Shares issued or transferred under this Agreement (for example, as a result of a stock dividend), those additional Shares shall be treated as all other Shares issued under this Agreement are treated. The additional Shares shall be held by the Company in escrow and shall be subject to the terms and conditions of this Agreement.

• If you receive a dividend or other distribution in cash, the dividend or other distribution shall either be (i) subject to the restrictions that apply to the Shares until the restrictions are lifted or (ii) distributed as soon as practicable after the dividend distribution date, as set forth in the cover page.

Period of Restriction	• All Shares issued under this Agreement are subject to the restrictions described in the cover page until the Period of Restriction ends.

• The cover page indicates whether the Period of Restriction (i) ends upon achievement of the Performance Objectives set forth in the cover page and/or (ii) follows the Vesting Schedule set forth in the cover page.

➢ With respect to any Shares for which the Period of Restriction follows the Vesting Schedule set forth in the cover page, a leave of absence shall not count as service, except as required by law.

➢ With respect to any Shares for which the Period of Restriction ends upon achievement of Performance Objectives, the Period of Restriction shall not end until the Committee certifies in writing that the applicable Performance Objectives and other material terms of the Agreement have been satisfied.

• In addition, the Period of Restriction shall end upon the occurrence of any vesting event (for example, onset of disability or a change in control) set forth in a separate written agreement between you and the Company.

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Restricted Stock Agreement

Vesting and Payment	The Period of Restriction shall end, the restrictions shall be lifted, and the Shares with respect to which all restrictions have been lifted (and any cash distributions that were subject to the same restrictions) shall be delivered to you as soon as practicable after the applicable criteria are satisfied (as certified by the Committee in writing, with respect to Performance Objectives). Subject to the Restrictions on Delivery and Resale set forth below, the restrictions shall be lifted and the Shares (and related cash distributions) shall be delivered no later than 2 1/2 months after the end of the Tax Year in which the criteria are satisfied.

Forfeiture	If (i) your Termination of Service occurs before the end of the Period of Restriction with respect to some or all of the Shares awarded under this Agreement, or (ii) the Performance Objectives with respect to any Shares are not satisfied before the end of the period during which such Performance Objectives must be achieved, then the Shares shall be forfeited to the Company.

Withholding	If you received the Restricted Stock as an employee, the Company ordinarily must withhold income and employment taxes when the restrictions on any Shares are lifted. The Company may either (i) require you to remit to the Company cash and/or Shares in an amount sufficient to satisfy all federal, state, and local withholding obligations or (ii) upon your request and with approval from the Committee, forfeit Shares that would otherwise be become unrestricted.

As set forth in Section 10.7(a) of the Plan, you remain responsible at all times for paying any federal, state, and local income and employment taxes with respect to this Award. NationsHealth is not responsible for any liability or penalty that you incur by failing to make timely payments of tax.

Section 83(b) Election	You may make an election (called a “Section 83(b) election” to be taxed on the Fair Market Value of the Shares when the Restricted Stock is granted to you (rather than being taxed when the Restricted Stock vests). You must file the Section 83(b) election with the IRS within 30 days after the date of the award set forth in the cover page. A sample Section 83(b) election form is attached as Appendix A.

Please refer to the Plan’s prospectus and consult your tax adviser for more information about the consequences of making a Section 83(b) election.

Nontransferability	Unless the Committee determines otherwise, you may not transfer the Shares awarded under this Agreement.

Restrictions on Delivery and Resale	• Restrictions on any Shares shall not be lifted and you may not sell any Shares awarded under this Agreement at a time when lifting the restrictions or sale of the Shares would be prohibited under Applicable Laws.

• As set forth in Section 10.5 of the Plan, the Period of Restriction shall not end and Shares shall not be delivered until (i) all conditions of the Award have been met to the satisfaction of the Committee, (ii) all other legal matters in connection with lifting the restrictions and delivery of the Shares have been satisfied, and (iii) you have executed and delivered all representations and agreements as are necessary and appropriate to satisfy the requirements of any Applicable Laws.

• As set forth in Section 10.6 of the Plan, the Company shall not be liable for any delay caused by the inability to obtain regulatory authority that it deems necessary to lift restrictions or deliver Shares.

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Restricted Stock Agreement

Lock-up Provision	If the Company proposes to make a public offering of Shares, the Company or an underwriter might request that you not sell or otherwise dispose (directly or indirectly) of Shares delivered under this Agreement for a reasonable period (not to exceed 180 days) after the offering. Your right to any Shares received under this Agreement is contingent on your agreeing to comply with such a request.

Notices	• Any notice from you to the Company must be in writing and shall be deemed effective when it is received by the Secretary of the Company at the Company’s principal office.

• Any notice from the Company to you must be in writing and shall be deemed effective when it is personally delivered to you or when it is deposited in the U.S. Mail, with postage and fees prepaid.

Not an Employment Contract	This Agreement is not an employment agreement and does not give you any right to continued employment (or other service relationship) with the Company or an Affiliate. Unless provided otherwise in a written agreement between you and the Company or an Affiliate, your employment (or other service relationship) is “at-will” and may be terminated at any time and for any reason.

Amendment and Termination	This Agreement may be amended or terminated by mutual agreement, in writing, signed by you and the Company. To the extent required to comply with an Applicable Law or accounting principle, this Agreement may be amended by the Company without your consent. In addition, as set forth in Section 11.5 of the Plan, the Committee reserves the right to adjust the terms of this Agreement in connection with any unusual or nonrecurring events affecting the Company or an Affiliate. By way of example, the Company may respond to an unusual or nonrecurring event by delaying the time when restrictions with respect to Shares will be lifted.

Governing Law	As set forth in Section 12.2 of the Plan, this Agreement shall be governed by and interpreted in accordance with Delaware law (without regard to any principles of Delaware law that might direct resolution to the laws of a different jurisdiction).

Severability	As set forth in Section 12.5 of the Plan, any provision in this Agreement that is determined to be unenforceable shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that the infirmity cannot be resolved without materially changing the Agreement, in which case the provision shall be stricken (as it applies in the jurisdiction where it is invalid) and the remainder of Agreement shall remain in effect.

Waiver	The waiver by you or the Company of any provision of this Agreement at any time or for any purpose shall not operate as or be construed to be a waiver of the same or any other provision of this Agreement at any subsequent time or for any other purpose.

Interpretation and Construction	This Agreement shall be construed and interpreted by the Committee, in its sole discretion. Any interpretation or other determination by the Committee (including without limitation correction of any defect or omission and reconciliation of any inconsistency in the Agreement or the Plan) shall be binding and conclusive.

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Restricted Stock Agreement

Headings	The headings in this Agreement are provided solely as a convenience to facilitate reference. The headings shall not be relevant for purposes of construing or interpreting any part of this Agreement.

Entire Understanding	This Agreement and the Plan constitute the entire understanding between the Participant and the Company regarding this Option. Any prior agreements, commitments, or negotiations concerning this Option are superseded.

NationsHealth, Inc.
By: ________________________________

Title: ________________________________

     I have read this Agreement and the Plan, and I understand and agree to their terms and conditions.

______________________________ Participant’s Signature ______________________________ Participant’s Name (please print)

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Appendix A:
Sample Section 83(b) Election
1. Nature of Election. The undersigned hereby elects, pursuant to section 83(b) of the Internal Revenue Code of 1986 and Treasury Regulation § 1.83-2, to include the value of the restricted property described below in gross income in the year of transfer.
2. Identity of Taxpayer.
     Name:

     Address:
     Taxpayer Identification Number:
3. Description of Property. This election is made with respect to _________ shares of the common stock of NationsHealth, Inc.
4. Date of Award. The property covered by this election was transferred to the taxpayer on _________.
5. Taxable Year of Election. This election relates to calendar year ___.
6. Nature of Restrictions. The property covered by this election is subject to the following restrictions:
If the taxpayer’s service with NationsHealth, Inc. terminates before the vesting dates specified in the award agreement, or if any performance conditions specified in the award agreement fail to be satisfied, NationsHealth, Inc. has the right to repurchase the shares at a price per share equal to the lower of (1) the purchase price per share paid by the taxpayer, or (2) the fair market value of the shares on the repurchase date.
7. Fair Market Value of Property. The fair market value of the property on the date when it was transferred to the taxpayer was $_________ per share. This fair market value is determined without regard to any restrictions other than restrictions that, by their terms, will never lapse.
8. Amount Paid for Property. The taxpayer paid $_________ per share for the property covered by this election.
9. Statement to Employer. The taxpayer received the property covered by this election in connection with services that the taxpayer has performed or will perform for NationsHealth, Inc. The taxpayer has furnished a copy of this statement to NationsHealth, Inc.

Date: ______________________________	Signature: ______________________________
File the original of this statement with the Internal Revenue Service office where you file your tax return not later than 30 days after the date on which you received a restricted stock award, or the date on which you exercised an option to acquire restricted stock, and provide a copy of the statement to NationsHealth, Inc. Attach a copy of this statement to your tax return for the year in which you received the restricted stock.